UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2023

SIDUS SPACE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41154	46-0628183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Sykes Creek Parkway, Suite 200 Merritt Island, FL	32953
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 613-5620

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SIDU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 18, 2023, Sidus Space, Inc. (the “Company”) entered into an Asset Conveyance Agreement (the “Purchase Agreement”) with Exo-Space Inc., a Delaware corporation (“Exo-Space”), and certain shareholders thereof. The Purchase Agreement provided for the acquisition by the Company of substantially all of the assets of Exo-Space (the “Assets”) related to Exo-Space’s business of providing analytics services by (i) providing on-orbit data processing services, including satellite imaging intelligence services, and (ii) the development of artificial intelligence and machine learning technology and software used for the on-orbit processing of data (the “Business”) from Exo-Space. The purchase price for the Assets was approximately $468,000 in cash.

In addition, on August 18, 2023, the Company entered into a Sale of Business Non-Competition and Non-Solicitation Agreement with Exo-Space Inc. and each of Jeremy Allam (“Allam”), Mark Lorden (“Lorden”), Marcel Lariviere (“Lariviere”) and Tate Schaar (“Schaar” and collectively, with Allam, Lorden and Lariviere, the “Sellers”) pursuant to which the Sellers agreed to keep confidential certain information related to the Business and agreed to a five (5) year non-compete and non-solicitation.

The foregoing summary of the Purchase Agreement does not purport to be a complete description and is qualified in its entirety by the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 21, 2023 (the “Closing Date”), the Company completed its acquisition of the Assets related to the Business (the “Acquisition”). As part of the Acquisition, Jeremy Allam, Marcel Lariviere, Mark Lorden and Tate Schaar entered into employment agreements with the Company providing that the Company shall grant non-statutory stock options to Jeremy Allam, Marcel Lariviere, Mark Lorden and Tate Schaar with respect to the following number of shares of the Company’s common stock: 1,898,502 (Allam); 949,251 (Lariviere); 711,938 (Lorden) and 395,521 (Schaar). These option awards will be made outside of the Company’s 2021 Omnibus Equity Incentive Plan and shall be made pursuant to the NASDAQ inducement grant exception in connection with such individuals’ commencement of employment with the Company. The option awards will have an exercise price equal to fair market value of our stock on the date of grant of such options (which will occur no earlier than the Closing Date. The options will have a five (5)-year term and shall vest in four (4) equal installments on each of the first four (4) anniversaries of the date of grant, in each case subject to the optionee continuing to provide services to the Company through the applicable vesting date. Notwithstanding the foregoing vesting conditions, no portion of the options shall be exercisable prior to the second (2nd) anniversary of the date of grant. In the event that the applicable optionee resigns from employment for any reason prior to the second (2nd) anniversary of the date of grant, the option will be immediately cancelled and terminated on the date of such resignation.

A copy of the Company’s press release, dated August 22, 2023, announcing the completion of the Acquisition, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Asset Conveyance Agreement entered into as of August 18, 2023 by and among Sidus Space, Inc., Exo-Space Inc. and the equityholders of Exo-Space.
99.1	Press Release of Sidus Space, Inc. dated August 22, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIDUS SPACE, INC.
Dated: August 22, 2023
	By:	/s/ Carol Craig
	Name:	Carol Craig
	Title:	Chief Executive Officer

-3-